UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2011

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 1, 2011, Pfizer Inc. (“Pfizer” or “Company”) issued a press release announcing its financial results for the fourth quarter of 2010 and certain other matters. The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Exhibit 99 to this report, and such press release is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activity

On February 1, 2011, the Company announced that it is continuing to closely evaluate its global research and development function and will accelerate its current strategies to improve innovation and overall productivity. Key steps in this process include the planned reduction in the number of disease areas the Company will focus on as well as a realigned research and development footprint, including a planned exit from the Company’s Sandwich, U.K. site, subject to customary requirements, the planned shift of selected resources from the Company’s Groton, Connecticut site to its Cambridge, Massachusetts site, and the planned outsourcing of certain functions. Attached hereto as Exhibit 99 is the Company’s related press release dated February 1, 2011, which is incorporated by reference herein.  These actions were approved by the Audit Committee of the Company’s Board of Directors on January 31, 2011 pursuant to a delegation of authority from the Board, which had reviewed these actions at several meetings.

In connection with these actions, the Company estimates that:

●	it will incur total pre-tax exit and disposal charges in the range of approximately $1.1 billion to $1.6 billion;
●	such charges will be incurred during 2011 and 2012, with most of such charges to be incurred in 2011; and
●	future cash expenditures related to such charges will be in the range of approximately $1.1 billion to $1.6 billion.

The Company estimates that the total pre-tax exit and disposal charges referred to above will consist of the following:

●	employee-termination charges in the range of approximately $800 million to $1.1 billion; and
●	other exit and implementation charges in the range of approximately $300 million to $500 million.

Item 2.06 Material Impairments

The first paragraph of Item 2.05 is incorporated by reference herein.

In connection with these actions, the Company will incur impairment and additional depreciation-asset restructuring charges related to fixed assets, such as facilities and equipment, including the Sandwich, U.K. facility. The Company estimates that:

●	it will incur total pre-tax impairment and additional depreciation-asset restructuring charges in the range of approximately $1.1 billion to $1.3 billion, of which approximately $800 million to $900 million represent additional depreciation-asset restructuring charges;
●	such charges will be incurred during 2011 and 2012, with most of such charges to be incurred in 2011; and
●	there will be no future cash expenditures related to such charges.

Forward-Looking Information Cautionary Statement

This Current Report on Form 8−K contains “forward−looking” statements.  Pfizer has identified some of these forward-looking statements with words like “will, “planned”, and “estimates”, the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include, without limitation, statements regarding the Company’s evaluation of its global research and development function and the anticipated effects thereof, including estimated exit, disposal, impairment and additional depreciation-asset restructuring charges.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties related to the Company’s evaluation of its global research and development function and the anticipated effects thereof that could cause results to differ from expectations include, but are not limited to, the fact that the Company’s actual results and the timing of events could differ materially from those anticipated; risks related to the Company’s ability to implement the initiative as currently planned; the impact of external matters, including market conditions; and uncertainties as to the effects of the initiative on the Company and the potential for unanticipated charges not currently contemplated that may occur as a result of the initiative. Pfizer undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99 -	February 1, 2011, reporting Pfizer's financial results for the fourth quarter of 2010 and certain other matters. Exhibit 99 is deemed to be “filed” under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

		By:	/s/ Matthew Lepore
Matthew Lepore
Vice President and Corporate Secretary
Chief Counsel – Corporate Governance

Dated:	February 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Pfizer Inc. dated February 1, 2011, reporting Pfizer's financial results for the fourth quarter of 2010 and certain other matters.